Exhibit 99.3

Prudential Financial, Inc.

Reconciliation between adjusted operating income and the comparable GAAP measure

First Quarter 2008

	2008	2007					2006	2005
($ in millions, except per share data)	1Q	Full Year	4Q	3Q	2Q	1Q	Full Year	Full Year
Pre-tax adjusted operating income	992	4,905	1,080	1,392	1,212	1,221	4,065	3,513
Income taxes, applicable to adjusted operating income	263	1,400	268	416	355	361	1,160	1,105

Financial Services Businesses after-tax adjusted operating income	729	3,505	812	976	857	860	2,905	2,408

Reconciling items:
Realized investment gains, net, and related charges and adjustments	(678)	(96)	(91)	(180)	34	141	83	549
Investment gains on trading account assets supporting insurance liabilities, net	(262)	—	(10)	36	(108)	82	35	(33)
Change in experience-rated contractholder liabilities due to asset value changes	200	13	9	(6)	72	(62)	11	(44)
Divested businesses	(112)	(26)	(45)	(27)	18	28	119	21
Equity in earnings of operating joint ventures	(60)	(400)	(77)	(103)	(100)	(120)	(322)	(214)

Total reconciling items, before income taxes	(912)	(509)	(214)	(280)	(84)	69	(74)	279
Income taxes, not applicable to adjusted operating income	(216)	(255)	(137)	(101)	(35)	18	(34)	(463)

Total reconciling items, after income taxes	(696)	(254)	(77)	(179)	(49)	51	(40)	742

Income from continuing operations (after-tax) of Financial Services Businesses before equity in earnings of operating joint ventures	33	3,251	735	797	808	911	2,865	3,150
Equity in earnings of operating joint ventures, net of taxes	43	246	46	67	56	77	208	142

Income from continuing operations (after-tax) of Financial Services Businesses	76	3,497	781	864	864	988	3,073	3,292
Income (loss) from discontinued operations, net of taxes	1	15	11	(4)	(29)	37	71	(73)

Net income of Financial Services Businesses	77	3,512	792	860	835	1,025	3,144	3,219

Earnings per share of Common Stock (diluted):
Financial Services Businesses after-tax adjusted operating income	1.65	7.60	1.79	2.13	1.84	1.83	6.02	4.78

Reconciling items:
Realized investment gains, net, and related charges and adjustments	(1.51)	(0.20)	(0.20)	(0.39)	0.07	0.30	0.17	1.05
Investment gains on trading account assets supporting insurance liabilities, net	(0.58)	—	(0.02)	0.08	(0.23)	0.17	0.07	(0.06)
Change in experience-rated contractholder liabilities due to asset value changes	0.44	0.03	0.02	(0.01)	0.15	(0.13)	0.02	(0.08)
Divested businesses	(0.25)	(0.06)	(0.10)	(0.06)	0.04	0.06	0.24	0.04
Equity in earnings of operating joint ventures	(0.13)	(0.85)	(0.17)	(0.22)	(0.21)	(0.25)	(0.65)	(0.41)

Total reconciling items, before income taxes	(2.03)	(1.08)	(0.47)	(0.60)	(0.18)	0.15	(0.15)	0.54
Income taxes, not applicable to adjusted operating income	(0.48)	(0.53)	(0.31)	(0.21)	(0.08)	0.04	(0.07)	(0.89)

Total reconciling items, after income taxes	(1.55)	(0.55)	(0.16)	(0.39)	(0.10)	0.11	(0.08)	1.43

Income from continuing operations (after-tax) of Financial Services Businesses before equity in earnings of operating joint ventures	0.10	7.05	1.63	1.74	1.74	1.94	5.94	6.21
Equity in earnings of operating joint ventures, net of taxes	0.10	0.53	0.10	0.15	0.12	0.16	0.42	0.27

Income from continuing operations (after-tax) of Financial Services Businesses	0.20	7.58	1.73	1.89	1.86	2.10	6.36	6.48
Income (loss) from discontinued operations, net of taxes	—	0.03	0.02	(0.01)	(0.06)	0.08	0.14	(0.14)

Net income of Financial Services Businesses	0.20	7.61	1.75	1.88	1.80	2.18	6.50	6.34